 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2020 (July 23, 2020)
 BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.
As noted in Item 5.07 below, on July 23, 2020, the stockholders of BioDelivery Sciences International, Inc. (the “Company”) approved the ratification of the declassification of the Board of Directors and the implementation of a majority voting standard for the election of directors, including the filing and effectiveness of amendments to the Company’s Certificate of Incorporation filed with the Delaware Secretary of State on August 6, 2018. On July 23, 2020, the Company filed a Certificate of Validation with the Delaware Secretary of State. The form of Certificate of Validation filed with the Secretary of State of Delaware is attached hereto as Exhibit 3.1.

Also on July 23, 2020, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 175,000,000 shares to 235,000,000 shares. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation reflecting the foregoing amendment filed with the Secretary of the State of Delaware is attached hereto as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 23, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on June 17, 2020, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) entitled to vote at the Annual Meeting was 100,165,431. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 87,077,124, thus establishing a quorum for the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final.
The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To adopt the ratification of the declassification of the Board of Directors and the implementation of a majority voting standard for the election of directors, including the filing and effectiveness of amendments to the Company’s Certificate of Incorporation filed with the Delaware Secretary of State on August 6, 2018, which proposal, if approved, will result in the declassification of the Board and the implementation of the majority voting standard for the election of directors effective retroactive to August 6, 2018.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
71,021,040	951,388	86,021	15,018,675

Proposal 2: To elect Peter S. Greenleaf, Todd C. Davis, Mark A. Sirgo, Kevin Kotler, W. Mark Watson, Vanila Singh and Jeffrey Bailey as directors to the Board of Directors (the “Board”), each to hold office until the 2021 annual meeting of the Company and until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

Nominees	For Nominee	Withhold Authority for Nominee	Broker Non-Votes
Peter S. Greenleaf	58,899,846	108,701	15,018,675
Todd C. Davis	70,658,952	117,001	15,018,675
Mark A. Sirgo	70,534,620	116,942	15,018,675
Kevin Kotler	70,147,841	119,127	15,018,675
W. Mark Watson	70,137,325	121,208	15,018,675
Vanila Singh	70,903,384	77,716	15,018,675
Jeffrey Bailey	70,948,268	115,981	15,018,675

Proposal 3: To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2020.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
85,445,628	1,590,195	41,301	-

Proposal 4: To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 175,000,000 shares to 235,000,000 shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
82,502,168	4,205,017	369,939	-

Based on the foregoing, the ratification of the declassification of the Board of Directors and the implementation of a majority voting standard for the election of directors was adopted. Peter S. Greenleaf, Todd C. Davis, Mark A. Sirgo, Kevin Kotler, W. Mark Watson, Vanila Singh and Jeffrey Bailey were elected as directors, each to hold office until the 2021 annual meeting of the Company and until each such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Ernst & Young LLP was ratified as the Company’s registered public accounting firm for the fiscal year ending December 31, 2020. The amendment to the Company’s Certificate of Incorporation described in Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Validation of BioDelivery Sciences International, Inc.
3.2	Certificate of Amendment to the Certificate of Incorporation of BioDelivery Sciences International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer